Exhibit 99.1

Newmont to Enter into Confirmatory Due Diligence on Newcrest

A Powerful Combination to Set the Standard in Safe, Profitable and Responsible Gold and Copper Mining

DENVER--(April 10, 2023)-- Newmont Corporation (NYSE: NEM, TSX: NGT) submitted a revised non-binding indicative proposal to the Board of Directors of Newcrest Mining Limited (Newcrest) to acquire 100 percent of the issued share capital of Newcrest by way of an Australian Scheme of Arrangement, under which Newcrest shareholders would receive 0.400x Newmont shares per each Newcrest share held. In addition, Newcrest would have the right to fund and pay to its shareholders a special dividend of up to USD$1.10 per Newcrest share. Newmont’s improved offer on these terms is best and final, subject only to no superior proposal emerging (and is referred to in this release as the Best and Final Proposal).

The Newcrest Board of Directors has agreed to grant Newmont confirmatory due diligence access to enable Newmont to put forward a binding proposal. Due diligence is expected to be completed within approximately four weeks. Newcrest has indicated that it intends to grant exclusivity to Newmont during the due diligence period, with the terms of that exclusivity still to be agreed. Newcrest will also undertake confirmatory due diligence on Newmont during this period.

“We are entering a new era in which mining companies must hold themselves to a higher standard of sustainability and long-term value creation. This transaction would strengthen our position as the world’s leading gold company by joining two of the sector’s top senior gold producers and setting the new standard in safe, profitable and responsible mining,” said Tom Palmer, President and CEO of Newmont. “Together as the clear gold-mining leader, we would be well-positioned to generate strong, stable and lasting returns with best-in-class sustainability performance for decades to come.”

The proposed combination creates the industry’s best portfolio of world-class assets with the highest concentration of top-tier operations, primarily in favorable, low-risk mining jurisdictions. Newmont would further strengthen its portfolio by increasing annual copper production and adding nearly 50 billion pounds of copper reserves and resources to its balanced and diverse asset base.

By applying Newmont’s long track record of safe and profitable mining, the combined group is expected to deliver significant annual synergies and create long-term value for all stakeholders. The business would be immediately supported by Newmont’s scalable, integrated operating model with a deep bench of subject matter experts and existing regional platforms in Australia and Canada. This would allow the business to leverage the combined group’s global supply chain and generate substantial synergies through the implementation of Newmont’s proven Full Potential continuous improvement program.

As demonstrated by the Goldcorp acquisition in 2019, Newmont delivered annual synergies of more than $1 billion, which continue to benefit the Company today and over the long term. Over the last four years, these initiatives focused on optimizing processing circuits, improving loading and haulage performance, reducing mill and equipment downtime and implementing new methods and technologies to increase mining rates across the portfolio.

Newmont would also apply its rigorous and industry-leading approach to asset management, identifying potential opportunities to optimize the combined portfolio and bring forward the most accretive projects as part of its strategy to maximize value for shareholders and other stakeholders.

The Best and Final Proposal

Under the terms of the Best and Final Proposal, Newcrest shareholders would own approximately 31 percent of the combined company. Newmont intends to apply for a foreign exempt listing on the Australian Securities Exchange (ASX) and establish Chess Depositary Interests on ASX in respect to Newmont shares issued to Newcrest shareholders under the Best and Final Proposal. The terms of the Best and Final Proposal represent a premium1 of:

•	35 percent based on the closing price of Newcrest and Newmont shares on February 3, 2023, being the last trading day prior to the initial market release confirming Newmont’s proposal, and inclusive of the value of a special dividend of up to USD$1.10 per Newcrest share.

The Best and Final Proposal is subject to customary conditions, including the parties entering into a Scheme Implementation Agreement (SIA) following satisfactory completion of due diligence and a unanimous recommendation from Newcrest’s Board of Directors that Newcrest shareholders vote in favor of the Best and Final Proposal (in the absence of a superior proposal and subject to an independent expert concluding that the Best and Final Proposal is in the best interests of Newcrest’s shareholders).

If the Best and Final Proposal conditions are satisfied (or waived) and the Best and Final Proposal proceeds, implementation of the Best and Final Proposal will be subject to conditions expected to include (among other things) approval by Newmont and Newcrest shareholders, relevant regulatory approvals, Australian court approval and other conditions customary for a transaction of this nature.

Newmont remains fully committed to acting in the best interests of its shareholders. Newmont and its Board of Directors advises shareholders need not take any action at this time as there can be no certainty that any transaction will be concluded.

1Premium analysis calculated by reference to the exchange ratio of 0.400x shares of Newmont for each Newcrest share held and a special dividend of up to USD$1.10 per Newcrest share.

-	Share prices based on NYSE and ASX trading of Newmont and Newcrest shares, respectively, as at close of February 3, 2023 of Newmont US$49.85/share and Newcrest A$22.45/share with AUD / USD of 0.692
-	As characterized in Newcrest’s press release on April 11, 2023, the 46.4 percent premium reflects the increase in Newmont’s share price from February 3, 2023 to April 6, 2023, while holding the Newcrest share price constant at February 3, 2023. This assumes a Newmont price of US$52.05/share with AUD / USD of 0.667

Newmont has engaged BofA Securities, Centerview Partners LLC and Lazard as its financial advisers, and King & Wood Mallesons and White & Case LLP as its legal advisers.

Benefits of the Proposed Transaction

•	Best portfolio of world-class assets: Combines high-quality operations, projects and reserves focused in low-risk jurisdictions, supporting multiple decades of profitable gold and copper production.

•	Ideal commodity mix with gold and copper exposure: Creates an enhanced portfolio with approximately 30 percent of the combined reserves in copper, a critical metal for reducing carbon emissions and facilitating the ongoing transition to a new energy economy.

•	The gold sector’s recognized sustainability leader: Leverages Newmont’s leading position with a demonstrated commitment to leading environmental, social and governance practices.

•	Established position in Australia: Creates robust economies of scale, which facilitates access to top talent, leading technology and the opportunity to leverage global functional expertise and optimized cost structures.

•	District potential in highly-prospective Golden Triangle: Strengthens position in British Columbia, creating the opportunity to leverage regional infrastructure, global systems, diverse ore body experience and expertise in block cave mining.

•	Scalable operating model with a track record of delivering value: Leverages Newmont’s integrated operating model and proven Full Potential program, which has delivered annual benefits of over $1 billion following the Goldcorp acquisition.

•	Unparalleled financial strength: Supports a disciplined capital allocation strategy, maintaining the industry’s strongest balance sheet with flexibility throughout the commodity cycle to support portfolio reinvestment and deliver attractive shareholder returns.

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No Offer or Solicitation

This news release is neither an offer to purchase or exchange nor a solicitation of an offer to sell securities of Newmont or Newcrest. In furtherance of this proposal and subject to future developments, Newmont may file one or more proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement, scheme booklet or other document Newmont or Newcrest may file with the SEC and Australian regulators in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF NEWMONT AND NEWCREST ARE URGED TO READ THE PROXY STATEMENT(S), SCHEME BOOKLET AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION TRANSACTION. Investors and securityholders may obtain a free copy of the disclosure documents (when they are available) and other documents filed by Newmont with the SEC at the SEC's website at www.sec.gov. The disclosure documents and other documents that are filed with the SEC by Newmont may also be obtained on Newmont’s website at www.newmont.com or obtained for free from the sources listed below. Newmont and certain of its directors and executive officers may be deemed to be participants in any solicitation of proxies from Newcrest stockholders in respect of the proposed transaction between Newmont and Newcrest. Information regarding Newmont’s directors and executive officers is available in its proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on March 10, 2023. This document can be obtained free of charge from the sources indicated below. Additional information regarding the interests of these participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in any proxy statement and other relevant materials to be filed with the SEC in connection with the proposed transaction if and when they become available.

Cautionary Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. Forward-looking statements address expected future results, and often contain words such as “anticipate,” “intend,” “plan,” “will,” “would,” “estimate,” “expect,” “believe,” “target,” “indicative,” “preliminary” or “potential.” Forward-looking statements may include, without limitation, statements relating to the proposal to acquire the share capital of Newcrest, expected terms, including consideration and premium, and expected benefits and opportunities of the proposal, including in connection with value creation. There is no certainty that any transaction will occur on the proposed terms, within any particular timeframe, or at all. Risks include fluctuations in company stock price and results of operations; uncertainties regarding the outcome of discussions between Newmont and Newcrest with respect to the proposal, including the possibility that the parties may not agree to pursue a business combination or may be materially different from the terms of the proposals described herein; the ability to consummate the proposed combination or achieve the expected benefits; uncertainties with respect to shareholder approvals; potential regulatory or closing delays; the industry and market reaction to Newmont’s proposal; and changes in the overall economic conditions. The forward-looking statements are also subject to other risks and uncertainties, including those more fully described in Newmont’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and SEC filings. Newmont does not undertake any obligation to communicate publicly revisions to any “forward-looking statement” to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. Continued reliance on “forward-looking statements” is at investors’ own risk.

About Newmont

Newmont is the world’s leading gold company and a producer of copper, silver, zinc and lead. The Company’s world-class portfolio of assets, prospects and talent is anchored in favorable mining jurisdictions in North America, South America, Australia and Africa. Newmont is the only gold producer listed in the S&P 500 Index and is widely recognized for its principled environmental, social and governance practices. The Company is an industry leader in value creation, supported by robust safety standards, superior execution and technical expertise. Newmont was founded in 1921 and has been publicly traded since 1925.

At Newmont, our purpose is to create value and improve lives through sustainable and responsible mining. To learn more about Newmont’s sustainability strategy and initiatives, go to www.newmont.com.

Media Contact

Omar Jabara

720.212.9651

omar.jabara@newmont.com

Investor Contact

Daniel Horton

303.837.5468

daniel.horton@newmont.com